Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Advisor Series II: Fidelity Advisor Municipal Income Fund and Fidelity Advisor Series II: Fidelity Advisor Intermediate Municipal Income Fund, of our reports dated December 10, 1999 on the financial statements and financial highlights included in the October 31, 1999 Annual Reports to Shareholders of the aforementioned funds.

We also consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information for Fidelity Advisor Series II: Fidelity Advisor Municipal Income Fund.

/s/PricewaterhouseCoopers LLP
   PricewaterhouseCoopers LLP



Boston, Massachusetts
December 23, 1999